Exhibit 99.1

[ASTA FUNDING LOGO]

                                          FOR IMMEDIATE RELEASE

CONTACT:                                  Stephen D. Axelrod, CFA
Mitchell Cohen, CFO                       Alisa D. Steinberg (Media)
ASTA FUNDING, INC.                        WOLFE AXELROD WEINBERGER ASSOC. LLC
(201) 567-5648                            (212) 370-4500; (212) 370-4505 (Fax)
                                          steve@wolfeaxelrod.com
                                          alisa@wolfeaxelrod.com





ASTA FUNDING REPORTS RECORD SECOND QUARTER AND SIX MONTHS FISCAL 2006 RESULTS

        - REVENUES INCREASE 48% AND EARNINGS PER SHARE INCREASE BY 49% -

ENGLEWOOD CLIFFS, NJ, MAY 09, 2006 -- ASTA FUNDING, INC., (NASDAQ: ASFI), a leading consumer receivable asset management and liquidation company, today reported results for the three and six months ended March 31, 2006.

Net income for the three months ended March 31, 2006 increased 52% to $11,103,000, or $0.76 per diluted share, compared to $7,281,000, or $0.51 per diluted share, in the same prior year period. Revenues for the three months ended March 31, 2006, were $24,829,000, an increase of 49% compared to revenues of $16,662,000 a year ago.

Net income for the six months ended March 31, 2006 increased 52% to $20,415,000 or $1.40 per diluted share, from $13,456,000, or $0.94 per diluted share, for the same period a year earlier. Revenues for the six months ended March 31, 2006 were $45,089,000, an increase of 48% compared to revenues for the six months ended March 31, 2005 of $30,492,000.

Net collections from consumer receivables acquired for liquidation was $55.6 million for the second quarter, up 32% from $42.2 million in the prior year's quarter. Net collections from consumer receivables acquired for liquidation was $101.8 million for the six months ended March 31, 2006, up 29% from $79.0 million in the prior year's period. Cash collections represented by account sales were 22% of net cash collections in the quarter, down from 23% in the second quarter of fiscal 2005 and down from 30% in the first quarter of fiscal 2006.

Gary Stern, President and Chief Executive Officer, said, "The second quarter was a very rewarding one for Asta. We showed record results on the top and bottom lines, which can be attributed to our very strong book of business and strong cash collections during the quarter."

Mr. Stern added, "I am also pleased with the Company's portfolio purchases for the fiscal year to date, which, including purchases for the first few weeks of our third fiscal quarter totaling $3.6 billion of face value receivables for a purchase price of $145.5 million. Asta's purchases for the quarter amounted to $351.2 million of face value receivables for a purchase price of $18.8 million. We are off to a great start with our fiscal third quarter purchases, which total $1.1 billion of face value receivables for a purchase price of $24.3 million. We are particularly proud that our purchases during the second quarter and for the first few weeks of our third fiscal quarter include portfolio purchases from new relationships."

Mr. Stern concluded, "Our business structure remains solid. We believe Asta still has a lot of capacity for future growth and operating efficiencies as its expenses continue to be relatively fixed. The company's balance sheet continued to strengthen as stockholders' equity grew 27.9% to $12.10 per share at the end of the second quarter, up from a book value of $9.46 per share the same time last year."

Asta Funding will conduct a teleconference today at 11:30 a.m. Eastern time. To participate please dial USA (877) 511-5818, International (706) 634-1462 about 5 -10 minutes prior to 11:30 a.m. Eastern time. Please refer to the Asta Funding earnings teleconference ID 8601762. A recording of the conference call will be available from 2:00 p.m. Eastern time May 9th through May 16th, by dialing USA/ Canada (800) 642-1687, International (706) 645-9291, conference ID 8601762.

                         -------------------------------

Based in Englewood Cliffs, NJ, ASTA FUNDING, INC., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

Except for historical information contained herein, the matters set forth in this news release are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements, including our expectations for future growth and improved operating efficiencies, involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K for the fiscal year ended September 30, 2005, and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications, including that Asta may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all or that cash collections may not continue to be strong. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com.



                                                     - FINANCIAL TABLES FOLLOW -

                       ASTA FUNDING, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA
                                   (UNAUDITED)

                                                          Three Months Ended                   Six Months Ended
                                                         3/31/06      3/31/05               3/31/06        3/31/05
                                                         -------      -------               -------        -------
Revenues:
Finance income                                       $24,829,000       $16,662,000       $45,089,000       $30,492,000
                                                     -----------       -----------       -----------       -----------

Expenses:
General and administrative                             4,848,000         3,925,000         8,800,000         6,969,000
Interest                                               1,302,000           496,000         1,965,000           903,000
                                                     -----------       -----------       -----------       -----------

                                                       6,150,000         4,421,000        10,765,000         7,872,000
                                                     -----------       -----------       -----------       -----------

Income before income taxes                            18,679,000        12,241,000        34,324,000        22,620,000

Income tax expense                                     7,576,000         4,960,000        13,909,000         9,164,000
                                                     -----------       -----------       -----------       -----------

Net income                                           $11,103,000       $ 7,281,000       $20,415,000       $13,456,000
                                                     -----------       -----------       -----------       -----------

Net income per share:

Basic                                                $      0.82       $      0.54       $      1.50       $      1.00
                                                     -----------       -----------       -----------       -----------

Diluted                                              $      0.76       $      0.51       $      1.40       $      0.94
                                                     -----------       -----------       -----------       -----------

Weighted average number of shares outstanding:

Basic                                                 13,608,994        13,553,765        13,603,485        13,511,678
                                                     -----------       -----------       -----------       -----------

Diluted                                               14,604,636        14,405,176        14,583,252        14,352,244
                                                     -----------       -----------       -----------       -----------

                                                                        - MORE -

                       ASTA FUNDING, INC. AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS DATA


                                                                                         MARCH 31,        SEPTEMBER 30,
                                                                                           2006               2005
                                                                                           ----               ----
                                  ASSETS                                               (UNAUDITED)

Cash                                                                                   $  3,971,000       $  4,059,000
Consumer receivables acquired for liquidation                                           237,206,000        172,727,000
Due from third party collection agencies and attorneys                                    2,830,000          1,425,000
Furniture and equipment, net                                                              1,061,000            989,000
Other assets                                                                              2,236,000            838,000
                                                                                       ------------       ------------

Total assets                                                                           $247,304,000       $180,038,000
                                                                                       ============       ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt                                                                                   $ 72,000,000       $ 29,285,000
Other liabilities                                                                         2,436,000          4,180,000
Income taxes payable                                                                      7,921,000          1,243,000
Deferred income taxes                                                                       153,000            153,000
                                                                                       ------------       ------------

Total liabilities                                                                        82,510,000         34,861,000
                                                                                       ------------       ------------

Stockholders' Equity
Preferred stock, $.01 par value; authorized 5,000,000; issued and outstanding -- none
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding -- 13,621,157 at March 31, 2006 and 13,595,324
at September 30, 2005                                                                       136,000            136,000
Additional paid-in capital                                                               61,089,000         60,798,000
Retained earnings                                                                       103,569,000         84,243,000
                                                                                       ------------       ------------

Total stockholders' equity                                                              164,794,000        145,177,000
                                                                                       ------------       ------------

Total liabilities and stockholders' equity                                             $247,304,000       $180,038,000
                                                                                       ============       ============



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